UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

TAITRON COMPONENTS INCORPORATED

(Exact name of registrant as specified in its charter)

California	0-25844	95-4249240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28040 WEST HARRISON PARKWAY, VALENCIA, california 91355

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 257-6060

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	TAIT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2025, the Company’s Board of Directors approved an aggregate compensation payment of approximately $1,600,000 to the Company’s employees located in the United States, including the payment of $568,750 to Stewart Wang, the Company’s Chief Executive Officer and President, and $359,450 to David Vanderhorst, the Company’s Chief Financial Officer. The payments were made in consideration of the Company’s modification of its severance policy and a 30% reduction in base salaries of all employees located in the United States.

Under the modified severance policy, employees in the United States are entitled to severance pay upon termination of employment in certain circumstances in an amount equal to one (1) week of the employee’s base salary for each year the employee is employed with the Company starting after June 30, 2025. Prior to the modification, employees in the United States were entitled to severance pay upon termination of employment in certain circumstances in an amount equal to one (1) month of the employee’s base salary for each year of employment.

Following the reduction in employees’ base salaries, effective July 1, 2025, the annual base salaries of Mr. Wang and Mr. Vanderhorst are $136,500 and $116,130, respectively.

ITEM  7.01  Regulation FD Disclosure

On June 30, 2025, the Company’s Board of Directors approved a modification of the Company’s dividend policy effectively reducing quarterly installment amounts by 30%. Under our modified policy, the Company will target a cash dividend to our stockholders in the amount of $0.14 per share per annum, payable in equal $0.035 per share quarterly installments. The Board of Directors did not declare a cash dividend at the time it modified the dividend policy. Future dividend declarations and the establishment of record and payment dates for such dividend payments, if any, are subject to the Board of Directors’ continuing determination that the dividend policy is in the best interests of the Company’s stockholders. The dividend policy may be suspended or cancelled at the discretion of the Board of Directors at any time.

Safe Harbor Statement

Statements contained in this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such statements include statements about the future payment of cash dividends, which may be suspended or cancelled by the Board of Directors at any time and for any reason. The payment of dividends will depend, in part, on the Company’s operational performance and financial condition. Other factors that could affect the payment of dividends include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TAITRON COMPONENTS INCORPORATED

Dated: July 7, 2025	By:	/s/ Stewart Wang
Stewart Wang
Chief Executive Officer and President

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